EXHIBITS
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                                   Exhibit 11

                                MOBIL CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
  (Millions of dollars except per-share amounts; number of shares in thousands)

Primary                                                      1993      1994       1995
-------                                                    ------    ------     ------
  Income before change in accounting principle ..........  $2,084    $1,759     $2,376
  Less dividends on preferred stock .....................      59        58         56
                                                           ------    ------     ------
  Adjusted income applicable to common shares before
    change in accounting principle ......................  $2,025    $1,701     $2,320
  Cumulative effect of change in accounting principle ...       -      (680)         -
                                                           ------    ------     ------
  Adjusted net income applicable to common shares .......  $2,025    $1,021     $2,320
                                                           ======    ======     ======
  Weighted average number of primary common shares
    outstanding ......................................... 399,154   397,955    395,444
  Issuable on assumed exercise of stock options .........   2,500     2,918      3,984
                                                          -------   -------    -------

        Total ........................................... 401,654   400,873    399,428
                                                          =======   =======    =======
  Primary earnings per common share
    Income applicable to common shares before change
      in accounting principle ...........................  $ 5.04    $ 4.24     $ 5.81
    Cumulative effect of change in accounting principle .       -     (1.69)         -
                                                           ------    ------     ------
  Net income per common share ...........................  $ 5.04    $ 2.55     $ 5.81
                                                           ======    ======     ======

Fully Diluted
-------------
  Income before change in accounting principle ..........  $2,084    $1,759     $2,376
  Less additional contribution to ESOP ..................      27         -(a)      22
  Less dividends on preferred stock .....................      -         58(a)       -
                                                           ------    ------     ------
  Adjusted income applicable to common shares before
    change in accounting principle ......................  $2,057    $1,701     $2,354
  Cumulative effect of change in accounting principle ...       -      (680)
                                                           ------    ------     ------
  Adjusted net income applicable to common shares .......  $2,057    $1,021     $2,354
                                                           ======    ======     ======

  Weighted average number of primary common shares ...... 401,654   400,873    399,428
  Increment to assumed exercise of stock options to
    reflect maximum dilutive effect .....................     755       392      1,362
  Assumed conversion of preferred stock .................   9,807         -(a)   9,286
                                                          -------   -------    -------
        Total ........................................... 412,216   401,265    410,076
                                                          =======   =======    =======
  Fully diluted earnings per common share
    Adjusted income before change in accounting
      principle(s) .....................................   $ 4.99    $ 4.24     $ 5.74
    Cumulative effect of change in accounting principle.        -     (1.70)         -
                                                           ------    ------     ------
  Net income per common share ...........................  $ 4.99    $ 2.54     $ 5.74
                                                           ======    ======     ======

This Exhibit is included to show that dilution of earnings per common share is immaterial and therefore not necessary for presentation on the Consolidated Statement of Income.

(a) For the year ended December 31, 1994, the incremental shares attributable to the assumed conversion of preferred stock were not considered for the fully diluted earnings per share calculation due to their antidilutive effect.


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Mobil                                 - 25 -